EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AGREEMENT AND CONSENT NO. 3

AMENDMENT NO. 6 and Consent No. 3 (this “Amendment”), dated as of August 27, 2020, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2, dated as of September 21, 2017, Amendment No. 3, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4, dated as of September 19, 2019, and Amendment No. 5, dated as of October 18, 2019 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I.          Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.        Prior to the date hereof, the Borrowers notified the Agent that (i) effective May 18, 2020 Putnam International Growth Fund merged into Putnam Emerging Markets Equity Fund and upon the effectiveness of such merger Putnam International Growth Fund ceased to exist as a Fund, (ii) effective April 30, 2020 Putnam VT International Growth Fund changed its name to Putnam VT Emerging Markets Equity Fund and in connection therewith the fund adopted a non fundamental policy that under normal circumstances it will invest at least 80% of its net asset in equity securities of emerging market companies, (iii) effective August 24, 2020 each of Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund merged into Putnam Focused Equity Fund, and upon the effectiveness of such mergers each of Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund ceased to exist, and (iv) pending shareholder approval, effective August 28, 2020, Putnam AMT-Free Municipal Fund will change its name to Putnam Strategic Intermediate Municipal Fund and will (x) eliminate the Fundamental Policy that requires such Fund to exclude securities that are subject to the federal alternative minimum tax from the definition of tax-exempt investments used for purposes of such Fund’s policy to invest at least 80% of such Fund’s net assets in tax-exempt investments (the “Current 80% Policy”) and (y) amend the Current 80% Policy to make clear that the Fund will include investments paying interest subject to the federal alternative minimum tax for purposes of complying with the Current 80% Policy (the “PSIMF Repositioning”).  Putnam International Growth Fund, Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund are collectively referred to herein as the “Departing Funds”.

III.       The Borrowers desire to add each Person listed on Annex A hereto (each a “New Fund”) as a “Fund” for all purposes of the Loan Documents (the Related Company of each New Fund, acting on behalf of and for the account of such New Fund, a “New Borrower”; the Borrowers and the New Borrowers are herein collectively referred to as the “Amendment Borrowers”).

IV.       As a result of the PSIMF Repositioning, an Event of Default could occur under Section 6.01(n) of the Credit Agreement absent the consents and other agreements set forth below.

V.        The Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

VI.       The Borrowers have requested a consent under the Credit Agreement with respect to the PSIMF Repositioning upon the terms and conditions herein contained, and the Agent and the Required Banks have agreed thereto upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Notwithstanding anything to the contrary contained in Section 6.01(n) of the Credit Agreement, subject to receipt of shareholder approval for the PSIMF Repositioning, the Agent and the Banks hereby consent to the PSIMF Repositioning, as described in the proxy statement, dated May 26, 2020 (the “Proxy”), provided that no more than five (5) Domestic Business Days (or such longer period as the Agent may in its sole discretion agree) after the PSIMF Repositioning shall have become effective in the manner described in the Proxy, the Agent shall have received evidence satisfactory to the Agent that the shareholders have approved the PSIMF Repositioning and the PSIMF Repositioning has become effective in the manner described in the Proxy.

2.                  It is hereby agreed and understood by each Amendment Borrower, the Agent, and the Banks that upon receipt by the Agent of all principal, interest, fees or other amount owing under the Loan Documents (whether or not then due) by each Amendment Borrower comprised of a Departing Fund, each Departing Fund shall be removed as a “Fund” for all purposes under the terms of the Loan Documents.

3.                  Schedule 2 to the Credit Agreement is hereby amended and restated in the form of Schedule 2 hereto.

4.                  The New Borrowers hereby join the Credit Agreement and, from and after the date hereof, each New Borrower is and shall be subject to and bound by, and shall be entitled to all of the benefits of, the Credit Agreement and the other Loan Documents, all as if such New Borrower had been a “Borrower” (or any other relevant term used to describe the other Amendment Borrowers thereunder) party to the original execution and delivery thereof; and all references in the Loan Documents to a “Borrower” or the “Borrowers” (or any other relevant term used to describe the other Amendment Borrowers thereunder) shall hereafter be deemed to include such New Borrower.

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5.                  Paragraphs 1 through 4 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Amendment Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Amendment Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, (iii)(X) with respect to each Amendment Borrower other than a New Borrower, certifying that such Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since September 19, 2019 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification and (Y) with respect to each New Borrower, attaching (1) a true complete and correct copy of all its Charter Documents (or certifying that each such Charter Document has previously been delivered), and (2) attaching a copy of all of the Offering Documents, as of the Amendment Effective Date, of each New Borrower and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in the Offering Documents;

(c)                the Agent shall have received a copy of a Federal Reserve Form FR U-1 for each Bank, duly executed and delivered by each Amendment Borrower, in form and substance acceptable to the Agent;

(d)               on and as of the Amendment Effective Date, there shall be no principal, interest, fees or other amount owing (whether or not then due) by the Borrowers comprised of the Departing Funds under the Loan Documents;

(e)                the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f)                 the Agent shall have received (i) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation,

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execution and delivery of this Amendment on or prior to the Amendment Effective Date.

6.                  Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

7.                  In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

8.                  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e‑mail transmission of a signed signature page of this Amendment) by the party to be charged.

9.                  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 6 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 HERETO

By: /s/ Jonathan Horwitz                          _____

Name:       Jonathan Horwitz

Title:         Executive Vice President, Principal Executive Officer, and Compliance Liaison

Putnam Funds Amendment No. 6 Signature Page

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Janet Nolin

Name:  Janet Nolin

Title:    Vice President

Putnam Funds Amendment No. 6 Signature Page

Annex A

1.      Putnam Income Strategies Portfolio, a series of Putnam Asset Allocation Funds

Schedule 2

List of Companies, Funds and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
	Putnam Income Strategies Portfolio	August 31
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Equity Income Fund	Putnam Equity Income Fund	November 30
Putnam Funds Trust	Putnam Short Duration Bond Fund	October 31
	Putnam Fixed Income Absolute Return Fund	October 31
	Putnam Multi-Asset Absolute Return Fund	October 31
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Dynamic Risk Allocation Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Floating Rate Income Fund	February 28
	Putnam Focused Equity Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Multi-Cap Core Fund	April 30
	Putnam Ultra Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
Putnam Global Equity Fund	Putnam Global Equity Fund	October 31
Putnam Global Health Care Fund	Putnam Global Health Care Fund	August 31
Putnam Global Income Trust	Putnam Global Income Trust	October 31
Putnam High Yield Fund	Putnam High Yield Fund	November 30
Putnam Income Fund	Putnam Income Fund	October 31
Putnam International Equity Fund	Putnam International Equity Fund	June 30
Putnam Investment Funds	Putnam Government Money Market Fund	September 30
	Putnam Growth Opportunities Fund	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam Sustainable Future Fund	April 30
	Putnam PanAgora Managed Futures Strategy	August 31
	Putnam PanAgora Market Neutral Fund	August 31
	Putnam PanAgora Risk Parity Fund	August 31
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30
Putnam Tax-Free Income Trust	Putnam Strategic Intermediate Municipal Fund; f/k/a Putnam AMT-Free Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund	September 30
Putnam Variable Trust	Putnam VT Multi-Asset Absolute Return Fund	December 31
	Putnam VT Mortgage Securities Fund	December 31
	Putnam VT Small Cap Growth Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Equity Income Fund	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Global Equity Fund	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Growth Opportunities Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT Emerging Markets Equity Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Multi-Cap Core Fund	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Sustainable Leaders Fund	December 31
	Putnam VT Sustainable Future Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31